Exhibit 10.2
FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT
     THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “First Amendment”), is entered into as of May 15, 2009, by and between Opnext, Inc., a Delaware corporation (the “Company”) and Michael Chan (“Executive”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement (as defined below).
     WHEREAS, the Company and Executive have entered into that certain Amended and Restated Employment Agreement (the “Employment Agreement”), dated as of July 29, 2008, which sets forth the terms and conditions of Executive’s employment by the Company; and
     WHEREAS, the Company and Executive mutually desire to amend the Employment Agreement as set forth in this First Amendment.
     NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and Executive hereby amend the Employment Agreement as follows, effective as of May 15, 2009:
     1. Section 3 of the Employment Agreement is hereby amended by deleting the first sentence of such section and replacing it with the following:
“Executive shall be the Executive Vice President, Business Development and Product Portfolio Management of Opnext, and the President of Opnext Subsystems, Inc., and shall have the normal duties, responsibilities, functions and authority of an executive holding such executive vice president position and divisional president position with a company the size and structure of Opnext.”
     2. Section 4 of the Employment Agreement is hereby amended and restated in its entirety as follows:
“4. Base Salary:	$360,000 per annum (as may be increased from time to time by the Board or Compensation Committee thereof, in its sole discretion (the “Unreduced Base Salary”)); provided, however, that effective for the period commencing on April 1, 2009 and ending on the 6-month anniversary of such date, Executive’s annual base salary shall be reduced to $324,000 per annum (the “Reduced Base Salary”). In the event that the Board or Compensation Committee determines, in its sole discretion, that Executive’s base salary shall remain at a level equal to the Reduced Base Salary (or such other higher reduced amount below the Unreduced Base Salary) beyond the expiration of such six-month period, the base salary shall remain at a level equal to the Reduced Base Salary (or such other higher reduced amount) during such extended period as may be determined by the Board or the Compensation Committee (but in no event beyond March 31, 2010), and Executive hereby consents thereto.”
     3. Section 5 of the Employment Agreement is hereby amended by deleting the second sentence of such section and replacing it with the following:
“The amount of Executive’s annual bonus will be based on the attainment of individual and/or Company performance criteria established and evaluated by the Company in accordance with the terms of such bonus plan as in effect from time to time, provided that, subject to the terms of such bonus plan, Executive’s target annual bonus will be 60% of his Unreduced Base Salary.”
     4. Section 11 of the Employment Agreement is hereby amended by deleting the first sentence of such section and replacing it with the following:
“In the event that Executive incurs a “separation from service” (within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulation Section 1.409A-1(h)) (“Separation from Service”) by reason of (a) a termination of Executive’s employment by the Company without Cause (as defined below) or (b) Executive’s resignation for Good Reason (as defined below), the Company shall pay Executive as severance a lump-sum cash payment equal to 100% of his Unreduced Base Salary (the “Severance Payment”).”
     5. Section 11 of the Employment Agreement is hereby amended by adding the following sentence to the end of the proviso that follows the definition of “Good Reason”:
“Notwithstanding anything contained herein, (1) in no event will any change in Executive’s position, title, duties or responsibilities to reflect a reduced business development role constitute “Good Reason” for purposes of this Agreement or any other agreement, and (2) Executive hereby expressly consents to the reduction of Executive’s base salary to the Reduced Base Salary and the determination by the Board or the Compensation Committee to continue the Reduced Base Salary rate as provided in Section 4 above, and Executive hereby acknowledges and agrees that that neither such reduction nor such future determination by the Board or the Compensation Committee (nor any other action effectuating such reduction or continuation) shall constitute “Good Reason” for purposes of this Agreement or any other agreement.”
     6. Section 11 of the Employment Agreement is hereby amended by deleting the parenthetical language “(except for Executive’s unpaid Base Salary, accrued vacation and expense reimbursements relating to the period prior to the date of termination of employment)” therein and replacing it with the following language:
“(except for Executive’s unpaid then current base salary, accrued vacation and expense reimbursements relating to the period prior to the date of termination of employment)”.
     7. Section 12 of the Employment Agreement is hereby amended by deleting the parenthetical language “(except for Executive’s unpaid Base Salary, accrued vacation and expense reimbursements relating to the period prior to the Termination Date)” therein and replacing it with the following language:
“(except for Executive’s unpaid then current base salary, accrued vacation and expense reimbursements relating to the period prior to the Termination Date)”.
     8. Section 20 of the Employment Agreement is hereby amended by deleting the notice address for notices to the Company and replacing it with the following address:
“Opnext, Inc.
46429 Landing Parkway
Fremont, CA 94538
Attention: General Counsel”
     9. Section 21 of the Employment Agreement is hereby amended and restated in its entirety as follows:
“Section 409A:	To the extent applicable, this Agreement shall be interpreted and applied consistent and in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of this Agreement to the contrary, if the Company determines that any compensation or benefits payable under this Agreement may not be either exempt from or compliant with Section 409A of the Code and related Department of Treasury guidance, the Company may in its sole discretion adopt such amendments to this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Company determines are necessary or appropriate to (i) exempt the compensation and benefits payable under this Agreement from Section 409A of the Code and/or preserve the intended tax treatment of such compensation and benefits, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance; provided, however, that this Section 21 shall not create any obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action.”
“22. Relocation Bonus:	In connection with Executive’s relocation of his primary residence from New Jersey to the Los Gatos, California area,
     10. A new Section 22 is hereby inserted into the Employment Agreement as follows:

provided that Executive remains continuously employed by the Company through the date of such payment, the Company shall pay Executive the following relocation bonuses (the “Relocation Bonuses”): (i) a payment of $100,000 no later than May 31, 2009, (ii) a payment of $100,000 on or within 10 days following May 31, 2010, and (iii) a payment of $100,000 on or within 10 days following May 31, 2011. Notwithstanding the foregoing, in the event that Executive’s employment is terminated by the Company without Cause or by Executive for Good Reason, or by reason of Executive’s death or Disability prior to the date of payment of any Relocation Bonus, Executive (or, in the event of his death, Executive’s estate or beneficiaries) shall be entitled to receive any theretofore unpaid Relocation Bonuses at the times set forth in the preceding sentence. In the event that Executive’s employment is terminated for any other reason, Executive shall not be entitled to receive any Relocation Bonus not theretofore paid to him.”
     11. This First Amendment shall be and is hereby incorporated in and forms a part of the Employment Agreement.
     12. Except as amended and set forth herein, the Employment Agreement shall continue in full force and effect.
[Signature Page Follows]

          IN WITNESS WHEREOF, this First Amendment has been executed and delivered by the parties hereto.

OPNEXT, INC.	EXECUTIVE

By:

(Signature)

Its:

(Print Name)

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